Exhibit 10.1

SILVER HORN MINING LTD.
STOCK OPTION AGREEMENT

This STOCK OPTION AGREEMENT (the “Option Agreement”), dated as of the 2nd day of May 2011 (the “Grant Date”), is between Silver Horn Mining Ltd., a Delaware corporation (the “Company”), and Daniel Bleak (the “Optionee”), a director and officer of the Company.

WHEREAS, the Company desires to give the Optionee the opportunity to purchase thirty million (30,000,000) shares of common stock of the Company, par value $0.0001 per share, (“Common Shares”);

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Grant of Option. The Company hereby grants to the Optionee the right and option (the “Option”) to purchase all or any part of an aggregate of thirty million (30,000,000) Common Shares. The Option is in all respects limited and conditioned as hereinafter provided.

2. Exercise Price. The exercise price of the Common Shares covered by this Option shall be $0.05 per share.  It is the determination of the Board of Directors (the “Board”) that on the Grant Date the exercise price was not less than the greater of (i) 100% of the Fair Market Value of a Common Share, or (ii) the par value of a Common Share.

3. Term. Unless earlier terminated pursuant to any provision of this Option Agreement, this Option shall expire on May 3, 2016 (the “Expiration Date”). This Option shall not be exercisable on or after the Expiration Date.

4. Exercise of Option.  The Option shall vest according to the following schedule, provided that Optionee remains continuously engaged as a director or officer of the Company from the date hereof through the applicable vesting date:

Date Installment Becomes Exercisable	Number of Common Shares

May 2, 2012	10,000,000
May 2, 2013	10,000,000
May 2, 2014	10,000,000

The Board (other than the Optionee) may accelerate any vesting date of the Option, in its discretion, if it deems such acceleration to be desirable. Once the Option becomes exercisable, it will remain exercisable until it is exercised or until it terminates.

5. Method of Exercising Option. Subject to the terms and conditions of this Option Agreement, the Option may be exercised by written notice to the Company at its principal office. The form of such notice is attached hereto and shall state the election to exercise the Option and the number of whole shares with respect to which it is being exercised; shall be signed by the person or persons so exercising the Option; and shall be accompanied by payment of the full exercise price of such shares. Only full shares will be issued.

The exercise price shall be paid to the Company:

(a) in cash, or by certified check, bank draft, or postal or express money order;

(b) through the delivery of Common Shares previously acquired by the Optionee;

(c) by delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount necessary to pay the exercise price of the Option;

(d) in Common Shares newly acquired by the Optionee upon exercise of the Option; or

(e) in any combination of (a), (b), (c) or (d) above.

In the event the exercise price is paid, in whole or in part, with Common Shares, the portion of the exercise price so paid shall be equal to the Fair Market Value of the Common Shares surrendered on the date of exercise.  “Fair Market Value” means the closing price on the final trading day immediately prior to the Grant Date of the Common Shares on the principal securities exchange on which the Common Shares are listed (if the Common Shares are so listed), or on the NASDAQ Stock Market or OTC Bulletin Board (if the Common Shares are regularly quoted on the NASDAQ Stock Market or OTC Bulletin Board, as the case may be), or, if not so listed, the mean between the closing bid and asked prices the Common Shares in the over the counter market, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Company, or as determined by the Board.  Anything in this Section 2 to the contrary notwithstanding, in no event shall the purchase price per share of the Common Shares be less than the minimum price permitted under the rules and policies of any national securities exchange on which Common Shares are listed.

Upon receipt of notice of exercise and payment, the Company shall deliver a certificate or certificates representing the Common Shares with respect to which the Option is so exercised. The Optionee shall obtain the rights of a shareholder upon receipt of a certificate(s) representing such Common Shares.

Such certificate(s) shall be registered in the name of the person so exercising the Option (or, if the Option is exercised by the Optionee and if the Optionee so requests in the notice exercising the Option, shall be registered in the name of the Optionee and the Optionee’s spouse, jointly, with right of survivorship), and shall be delivered as provided above to, or upon the written order of, the person exercising the Option. In the event the Option is exercised by any person after the death or disability of the Optionee, the notice shall be accompanied by appropriate proof of the right of such person to exercise the Option. All Common Shares that are purchased upon exercise of the Option as provided herein shall be fully paid and non-assessable.

Upon exercise of the Option, Optionee shall be responsible for all employment and income taxes then or thereafter due (whether Federal, State or local), and if the Optionee does not remit to the Company sufficient cash (or, with the consent of the Board, Common Shares) to satisfy all applicable withholding requirements, the Company shall be entitled to satisfy any withholding requirements for any such tax by disposing of Common Shares at exercise, withholding cash from Optionee’s salary or other compensation or such other means as the Board considers appropriate to the fullest extent permitted by applicable law.

6. Non-Transferability of Option. This Option is not assignable or transferable, in whole or in part, by the Optionee other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee or, in the event of his or her disability, by his or her guardian or legal representative.

7. Termination of Services. If the Optionee’s services with the Company are terminated for any reason (other than death or disability) prior to the Expiration Date, then this Option may be exercised by Optionee, to the extent of the number of Common Shares with respect to which the Optionee could have exercised it on the date of such termination of services, at any time prior to the earlier of (i) the Expiration Date, or (ii) three months after such termination of services. Any part of the Option that was not exercisable immediately before the termination of Optionee’s services shall terminate at that time.

8. Disability. If the Optionee becomes disabled during the period of his or her service and, prior to the Expiration Date, the Optionee’s services are terminated as a consequence of such disability, then this Option may be exercised by the Optionee or by the Optionee’s legal representative, to the extent of the number of Common Shares with respect to which the Optionee could have exercised it on the date of such termination of services, at any time prior to the earlier of (i) the Expiration Date or (ii) one year after such termination of services. Any part of the Option that was not exercisable immediately before the Optionee’s termination of services shall terminate at that time.

9. Death. If the Optionee dies during the period of his or her services and prior to the Expiration Date, or if the Optionee’s services are terminated for any reason (as described in Paragraphs 7 and 8) and the Optionee dies following his or her termination of services but prior to the earliest of (i) the Expiration Date, or (ii) the expiration of the period determined under Paragraph 7 or 8 (as applicable to the Optionee), then this Option may be exercised by the Optionee’s estate, personal representative or beneficiary who acquired the right to exercise this Option by bequest or inheritance or by reason of the Optionee’s death, to the extent of the number of Common Shares with respect to which the Optionee could have exercised it on the date of his or her death, at any time prior to the earlier of (i) the Expiration Date or (ii) one year after the date of the Optionee’s death. Any part of the Option that was not exercisable immediately before the Optionee’s death shall terminate at that time.

10. Securities Matters. (a) If, at any time, counsel to the Company shall determine that the listing, registration or qualification of the Common Shares subject to the Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of Common Shares hereunder, such Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. The Company shall be under no obligation to apply for or to obtain such listing, registration or qualification, or to satisfy such condition. The Board shall inform the Optionee in writing of any decision to defer or prohibit the exercise of an Option. During the period that the effectiveness of the exercise of an Option has been deferred or prohibited, the Optionee may, by written notice, withdraw the Optionee’s decision to exercise and obtain a refund of any amount paid with respect thereto.

(b) The Company may require: (i) the Optionee (or any other person exercising the Option in the case of the Optionee’s death or Disability) as a condition of exercising the Option, to give written assurances, in substance and form satisfactory to the Company, to the effect that such person is acquiring the Common Shares subject to the Option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to make such other representations or covenants; and (ii) that any certificates for Common Shares delivered in connection with the exercise of the Option bear such legends, in each case as the Company deems necessary or appropriate, in order to comply with federal and applicable state securities laws, to comply with covenants or representations made by the Company in connection with any public offering of its Common Shares or otherwise. The Optionee specifically understands and agrees that the Common Shares, if and when issued upon exercise of the Option, may be “restricted securities,” as that term is defined in Rule 144 under the Securities Act of 1933 and, accordingly, the Optionee may be required to hold the shares indefinitely unless they are registered under such Securities Act of 1933, as amended, or an exemption from such registration is available.

(c) The Optionee shall have no rights as a shareholder with respect to any Common Shares covered by the Option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to the Optionee for such Common Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

11. Governing Law. The laws of the State of Delaware (without reference to the principles of conflict of laws) shall govern the operation of, and the rights of the Optionee and the Options granted herein.

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IN WITNESS WHEREOF, the Company has caused this Stock Option Agreement to be duly executed by its duly authorized officer, and the Optionee has hereunto set his hand and seal, all as of the 2nd day of May 2011.

SILVER HORN MINING LTD.

By: /s/ Glenn Kesner
Name: Glenn Kesner
Title: Chief Executive Officer

      /s/ Daniel Bleak
Daniel Bleak

SILVER HORN MINING LTD.
Notice of Exercise of Stock Option

I hereby exercise the stock option granted to me pursuant to the Stock Option Agreement dated as of May  2, 2011 by Silver Horn Mining Ltd. (the “Company”), with respect to the following number of shares of the Company’s common stock (“Shares”), par value $0.0001 per Share, covered by said option:

Number of Shares to be purchased: _______
Purchase price per Share: $0.05

Total purchase price: $_______

A.	Enclosed is cash or my certified check, bank draft, or postal or express money order in the amount of $__________ in full/partial [circle one] payment for such Shares;

and/or

B.	Enclosed is/are Share(s) with a total Fair Market Value of $_______ in full/partial [circle one] payment for such Shares;

and/or

C.
I have provided notice to [insert name of broker], a broker, who will render full/partial [circle one] payment for such Shares. [Optionee should attach to the notice of exercise provided to such broker a copy of this Notice of Exercise and irrevocable instructions to pay to the Company the full exercise price.]

and/or

D.	I elect to satisfy the payment for Shares purchased hereunder by having the Company withhold newly acquired Shares pursuant to the exercise of the Option.

Please have the certificate or certificates representing the purchased Shares registered in the following name or names*: ; and sent to .

DATED: __________________________________
Optionee’s Signature

*Certificates may be registered in the name of the Optionee alone or in the joint names (with right of survivorship) of the Optionee and his or her spouse.